Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of AdvisorShares Trust and to the use of our report dated August 27, 2014 on the financial statements and financial highlights of Accuvest Global Long Short ETF, Accuvest Global Opportunities ETF, Athena International Bear ETF, EquityPro ETF, Gartman Gold/British Pound ETF, Gartman Gold/Euro ETF, Gartman Gold/Yen ETF, Global Echo ETF, International Gold ETF, Morgan Creek Global Tactical ETF (formerly Cambria Global Tactical ETF), Madrona Domestic ETF, Madrona Global Bond ETF, Madrona International ETF, Meidell Tactical Advantage ETF, Newfleet Multi-Sector Income ETF, Peritus High Yield ETF, Pring Turner Business Cycle ETF, QAM Equity Hedge ETF, Ranger Equity Bear ETF, Sage Core Reserves ETF, STAR Global Buy-Write ETF, TrimTabs Float Shrink ETF, WCM/BNY Mellon Focused Growth ADR ETF and YieldPro ETF, each a series of AdvisorShares Trust. Such financial statements and financial highlights appear in the 2014 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

Philadelphia, Pennsylvania

October 28, 2014